UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2009
LAWSON PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1666 East Touhy Avenue, Des Plaines, Illinois	60018

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 827-9666
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 31, 2009 Lawson Products, Inc., a Delaware corporation (the “Company”) and certain of its subsidiaries (together with the Company, the “Borrowers”) entered into a Consent, Waiver and First Amendment to Credit Agreement (“First Amendment”) to the Credit Agreement dated as of August 21, 2009 (“Credit Agreement”). The First Amendment (i) confirms each lender’s and the agent’s consent to the reorganization, (ii) waives any and all events of default arising due to a reorganization in which several of the Borrowers will be merged into a newly-formed wholly-owned subsidiary, Lawson Products, Inc. (Illinois) and assets of certain of the Borrowers will be transferred among the Borrowers and (iii) amends the Credit Agreement to account for the reorganization.
A copy of the Consent, Waiver and First Amendment to Credit Agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

10.1	Consent, Waiver and First Amendment to Credit Agreement dated as of December 31, 2009

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC. (Registrant)
Date: January 7, 2010	By:	/s/ Ronald J. Knutson
		Name:	Ronald J Knutson
		Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Consent, Waiver and First Amendment to Credit Agreement dated as of December 31, 2009